Exhibit T3A.28

Finnish Patent and Registration Office	Page: 1 (4)
Trade Register	Business ID: 1470246-8
FI-00091 PRH, FINLAND	Date and time of creating the document: 21.01.2025
tel. +358 (0)29 509 5000	16:02:59
registry@prh.fi

TRANSLATION OF THE EXTRACT FROM THE TRADE REGISTER, ELECTRONIC

21.01.2025 16:02:58 the details in the register

Identifiers

Name	Intrum Oy

Business ID	1470246-8

Entered in the register	13.03.1998

Company type	Limited company

Contact details:

Postal address	PB 47 00811 HELSINGFORS

Street address	Svetsargatan 20 00810 HELSINGFORS

Name details

Name	Intrum Oy

Auxiliary company name	Fair Pay

Luottotutka

Tietoperintä

Translation of the auxiliary company name	Datainkasso

Data Collection

Auxiliary company name	SV-perintä

Auxiliary company name	TP-trattaperintä

Auxiliary company name	Suoraperintä

Auxiliary company name	Keski-Suomen Luottotieto

Page: 2 (4)

Business ID: 1470246-8

Auxiliary company name	Intrum Perimis-Apu

Auxiliary company name	Taitoperintä

Auxiliary company name	Itä-Suomen Lakiperintä

Auxiliary company name	Savo-Karjalan Perintä

Auxiliary company name	Intrum Kuumalinja

Auxiliary company name	Justitia Jälkiperintä

Auxiliary company name	Lakiasiaintoimisto Lainvoima

Auxiliary company name	Suomen Velkaperintä

Auxiliary company name	Lainvoima LKV

Auxiliary company name	Tax Return

Auxiliary company name	ALV-Perintä

Auxiliary company name	TP-International

Auxiliary company name	Eurocollect Finland

Auxiliary company name	Tietoperintä International

Auxiliary company name	Intrum e-credit

Auxiliary company name	Intrum International

Auxiliary company name	Justitia

Auxiliary company name	Credit

Auxiliary company name	Scandinavian Collectors

Auxiliary company name	IJ Laskutuspalvelu

Auxiliary company name	Intressi asiakaslehti

Auxiliary company name	Cashpar

Auxiliary company name	IJ VAT Refund

Auxiliary company name	Luottomaatti

Auxiliary company name	IJ Muistutuspalvelu

Page: 3 (4)

Business ID: 1470246-8

Auxiliary company name	IJ Maksuvalvonta

Auxiliary company name	Intrum Justitia Arvonlisäveropalvelut

Auxiliary company name	Intrum Justitia Alv-palvelut

Auxiliary company name	Intrum Justitia Alv-neuvonta

Auxiliary company name	Intrum Justitia VAT Service

Registered office	Helsinki

Share capital

Share capital	1.400.000,00 €

Number of shares	14 000 pcs

Nominal value of a share	100,00 €

Financial period

Financial period	01.01 - 31.12

Financial statements

The last financial statements submitted	01.01.2023 - 31.12.2023

Representation

Statutory representation:

Under the law, the Board of Directors represents the company.

Representation based on position:

By the Board member and the Managing Director jointly, and by any two Board members jointly

Persons
role	surname, first name(s) / company name	date of birth / identity code	citizenship, place of residence
Chair of the Board of Directors	Hietala, Marko Johannes	16.08.1977	Citizen of Finland, Jyväskylä
Member of the Board of Directors	Kantelinen, Tero Veli	01.02.1986	Citizen of Finland, Helsinki

Page: 4 (4)

Business ID: 1470246-8

Member of the Board of Directors	Sova, Tommi Juhani	08.04.1975	Citizen of Finland, Helsinki
Managing Director	Sova, Tommi Juhani	08.04.1975	Citizen of Finland, Helsinki
Holder of a procuration	Hemmi, Teemu Antero	13.10.1974	Citizen of Finland
Holder of a procuration	Kantelinen, Tero Veli	01.02.1986	Citizen of Finland

Representation by the holders of a procuration as follows: by two jointly, or by any of them jointly with any Board member or the Managing Director.

Auditor	Deloitte Oy	0989771-5
Auditor with principal responsibility	Kajander, Robert Håkan	03.04.1964	Citizen of Finland, Kauniainen

role	name, domicile and country	identity code and register	legal form
EU-sivuliike	Intrum Oy filialas, Lithuania	306246175
		Lietuvos Respublikos juridiniu asmenu registras

Additional information

The company or organisation has filed a statutory notification of beneficial owners with the Finnish Trade Register.

Name history

Intrum Oy 02.05.2018 -

Intrum Justitia Oy 01.01.2001 - 02.05.2018

I.C.S. Collector Oy 13.03.1998 - 31.12.2000

Latest registered financial statements

Financial statement submitted 01.01.2023 - 31.12.2023

Financial statement submitted 01.01.2022 - 31.12.2022

Financial statement submitted 01.01.2021 - 31.12.2021

Financial statement submitted 01.01.2020 - 31.12.2020

Financial statement submitted 01.01.2019 - 31.12.2019

Source of information: Finnish Patent and Registration Office